Exhibit 99.1

CBL & Associates Properties Prices $175 Million Preferred Offering

CHATTANOOGA, Tenn., Dec 8, 2004 (BUSINESS WIRE) — CBL & Associates Properties, Inc. (NYSE: CBL) today announced that it has agreed to issue 7,000,000 depositary shares, each representing 1/10th fractional interest of a share of 7.375% Series D Cumulative Redeemable Preferred Stock at $25.00 liquidation preference per depositary share. The Underwriters have also been granted an option, exercisable for 30 days, to purchase up to an additional 1,050,000 shares to cover over-allotments. The preferred stock underlying the depositary shares may be redeemed at liquidation preference at the election of the Company on or after December 13, 2009. These securities have no stated maturity, sinking fund or mandatory redemption and are not convertible into any other securities of the Company. The closing of the offering is scheduled for December 13, 2004.

The net proceeds from the offering will be used by the Company to reduce outstanding borrowings on its various credit facilities and for general corporate purposes, including funding future developments, expansions and acquisitions.

Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc acted as Joint Book-Running Managers and A.G. Edwards & Sons, Inc. acted as Co-Lead Manager. Legg Mason Wood Walker Incorporated, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., RBC Dain Rauscher Inc., J.J.B. Hilliard, W.L. Lyons, Inc., Stifel, Nicolaus & Company Incorporated, and Wells Fargo Securities, LLC were co-managers. A shelf registration statement relating to these securities had previously been filed with the Securities and Exchange Commission and declared effective. Copies of the prospectus supplement may be obtained from Wachovia Capital Markets, LLC.

CBL & Associates Properties, Inc. is the fourth largest mall REIT in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA owned. CBL owns, holds interests in or manages 173 properties, including 69 enclosed regional malls. The properties are located in 28 states and total 73.2 million-square-feet including 2.0 million-square-feet of non-owned shopping centers managed for third parties. CBL has seven projects under construction totaling approximately 1.8 million-square-feet including one regional mall - Imperial Valley Mall in the Imperial Valley region of California, an open-air shopping center in Southaven (Memphis, TN), MS, two community centers and three expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at www.cblproperties.com.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference therein, for a discussion of such risks and uncertainties.

SOURCE: CBL & Associates Properties, Inc.

CBL & Associates Properties, Inc.

Katie Knight, 423-490-8301

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding CBL & Associates Properties, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.